EXHIBIT 23(a)
                                                               -------------





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93738, 33-49335, 33-49337, 33-49339, 333-45279
and 333-103722) pertaining to various employee benefit plan filings and in the Registration Statement (Form S-3 No. 33-34499) of EMC Insurance Group Inc. and in the related Prospectuses of our reports dated February 25, 2003 with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.




                                       /s/ Ernst & Young LLP
                                       Des Moines, Iowa
                                       March 24, 2003